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                                                                      Exhibit 99

For Press Inquiries
Rich Dobinski               David Resnic                 Lina Page
PLATINUM technology, inc.   Brodeur Porter Novelli PR    Logic Works, Inc.
(630) 691-0657              (617) 587-2841               (609) 514-2836
dobinski@platinum.com       dresnic@brodeur.com          lpage@logicworks.com

For Investment Analyst Inquiries:
Maria Dalesandro            Ken Zeng
PLATINUM technology, inc.   Logic Works, Inc.
(630) 691-0771              (609) 514-2124
invest@platinum.com         kzeng@logicworks.com



         PLATINUM technology to Acquire Data Modeling Leader Logic Works

          Combination of PLATINUM Paradigm Plus and Logic Works' ERwin establishes new leader in enterprise modeling market


OAKBROOK TERRACE, IL, MARCH 16, 1998 -- PLATINUM technology, inc. (NASDAQ: PLAT) today announced it has signed a definitive agreement to acquire Logic Works, Inc. (NASDAQ: LGWX), which offers the industry's best-selling data modeling solution. Together, PLATINUM and Logic Works will be the clear leader in enterprise modeling, offering the industry's most comprehensive solution for modeling application components, databases and business processes. The combined offerings of both companies will provide an unparalleled solution for application developers, database administrators and data warehouse managers.

Through the use of enterprise modeling, an organization can build a strong information technology foundation by defining its business processes and creating a "blueprint" of its application and data requirements, and how they relate to one another. This enables an organization to more easily reuse and share data and application components, and improve communication between business and development teams. The market for enterprise modeling solutions is expected to grow to $1.9 billion by 2001.

"This accretive acquisition is a significant addition to PLATINUM's business, and will greatly benefit customers, employees and shareholders," said Andrew "Flip" Filipowski, president and CEO of PLATINUM. "Through our complementary markets and distribution channels, we will accelerate revenue growth and create a rich environment for sales in application lifecycle, data warehouse and database management solutions."

"Combining Logic Works and PLATINUM steps up our industry-leading enterprise modeling position," said Gregory A. Peters, president and CEO of Logic Works. "The Logic Works product suite has seen steady adoption at the enterprise level over the last 18 months, with an


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accompanying increase in profitability and sales productivity. Unlike other vendors, PLATINUM offers a broad perspective of the IT enterprise that will strengthen our offering to a diverse group of customers. Joining PLATINUM will clearly accelerate our successful business strategy."

"PLATINUM and Logic Works have a tremendous amount of combined talent in enterprise modeling," said Ed Miller, senior vice president of application lifecycle solutions for PLATINUM. "The combination of Logic Works' ERwin, the award-winning data modeling solution, and PLATINUM Paradigm Plus, a leading object-oriented analysis and design solution and the first implementation of the Object Modeling Group's Unified Modeling Language, establishes PLATINUM as the leader in the enterprise modeling market."

The combination of PLATINUM and Logic Works offers a number of key synergies:

    - Logic Works is the number one data modeling vendor, with over 50,000 users in 7,000 companies worldwide. Its ERwin product has won DBMS Magazine's "Reader's Choice Award" six years in a row, as well as 1997 awards from Data Management Review, Database Programming & Design, and Visual Basic Programmer's Journal. This complements PLATINUM's recognized leadership in application component and business process modeling, as well as database management and data warehouse solutions.

    - Logic Works is the leader in data warehouse design tools, with 42 percent of the market (META Group, "Data Warehouse Marketing Trends/Opportunities," January 1998). PLATINUM offers the industry's most comprehensive solution for building and managing data warehouses.

    - PLATINUM's and Logic Works', product lines have minimal overlap and provide significant cross-selling opportunities to PLATINUM's infrastructure management solutions.

Logic Works has a strong financial position with approximately $40 million in cash and over $50 million in revenue for 1997. Logic Works had compounded revenue growth of 280 percent over the past three years.

Under the terms of the acquisition, Logic Works will become wholly-owned subsidiary of PLATINUM. PLATINUM will exchange .5769 of a share of PLATINUM common stock for each share of Logic Works common stock. Based on PLATINUM's closing price of $26.56 on March 13, 1998, the implied purchase price for Logic Works is approximately $174.8 million, net of cash and option proceeds and before transaction expenses. The acquisition, which has been approved by the boards of both companies, is subject to the filing of a registration statement with the Securities and Exchange Commission, the approval of shareholders of Logic Works, and other legal and regulatory conditions customary in such agreements. The acquisition is expected to be additive to PLATINUM's earnings per share following the closing of the transaction. It is expected that the acquisition--anticipated to be

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completed in mid-1998--will qualify as a tax-free reorganization and be accounted for as a pooling of interests.

Logic Works' Product Portfolio

Logic Works' products complement PLATINUM's solutions for application lifecycle, database management, and data warehousing. Logic Works' products are:

    -    ERwin, award-winning database design tool

    -    BPwin, business process modeling tool

    -    TESTBytes, test data generation tool

    -    OR Compass, object-relational modeling tool

    -    ModelMart, industry-leading model management system

    -    Universal Directory, advanced information directory

About Logic Works

Logic Works is a leading provider of modeling and design solutions. These solutions cover client/server database design, data warehouse, and business process reengineering. Logic Works' tools are adaptable to a wide variety of leading technologies, providing an open and easy-to-use solution. Logic Works is headquartered in Princeton, New Jersey, with Federal government offices in Washington, DC, and international offices in Australia, the United Kingdom and Germany. Logic Works also has key distributors in the Far East and in 42 countries worldwide. For more information on Logic Works' products and services, visit the Logic Works Web site at http://www.logicworks.com. On CompuServe, type GO LOGICWORKS.

About PLATINUM Paradigm Plus

Paradigm Plus is an object-oriented analysis and design solution. It enables application developers to build strategic, multi-tiered enterprise applications by supporting Enterprise Component Modeling, a strategy for rapid application delivery that utilizes object technology and component-based development techniques. With Paradigm Plus, organizations can identify business requirements, model and build reusable application components, and manage information systems over the long term.

About PLATINUM technology

PLATINUM technology, headquartered at Oakbrook Terrace, Illinois, with 1997 revenues of more than $600 million, provides software and services that help IT organizations manage

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and improve the IT infrastructure. Solutions include database and systems management, data warehousing and decision support, application infrastructure management, and Year 2000 reengineering. For information, visit www.platinum.com.

Safe Harbor Provision

The statements contained in this release regarding PLATINUM's future operating results and performance and business prospects - including results, performance and prospects reflecting PLATINUM's acquisition of Logic Works -- are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "expect," "believe," and similar expressions, as they relate to PLATINUM or its management, have been used to identify such forward-looking statements. These statements reflect PLATINUM's current beliefs and specific assumptions with respect to future business decisions and are based on information currently available to PLATINUM. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause PLATINUM's actual operating results, performance or business prospects to differ from those expressed in, or implied by, these statements. These risks, uncertainties and contingencies include the risk that the acquisition of Logic Works will not be consummated, the maturation and success of PLATINUM's software infrastructure strategy, risks inherent in conducting international business, risks associated with conducting a professional services business, changes in PLATINUM's product and service mix and product and service pricing, the effectiveness of PLATINUM's efforts to control operating expenses, general economic and business conditions in the United States and other countries in which PLATINUM sells its products and services, charges and costs related to acquisitions, and PLATINUM's ability to: develop and market existing and acquired products for the information technology infrastructure market; successfully integrate its acquired products, services and businesses and continue its acquisition strategy; adjust to changes in technology, customer preferences, enhanced competition and new competitors in the software infrastructure and professional services markets; protect its proprietary software rights from infringement or misappropriation; maintain or enhance its relationships with relational database vendors; and attract and retain key employees. PLATINUM is not obligated to update the information contained in this press release.

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All PLATINUM technology, inc. product names and product category names are trademarks of PLATINUM technology, inc. Other company names and product names referenced herein may be trademarks or registered trademarks of the respective corporation.

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